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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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FTD.COM INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FTD.COM INC.
3113 Woodcreek Drive
Downers Grove, Illinois 60515

October 5, 2001

Dear Fellow Stockholder:

    You are cordially invited to attend the 2001 Annual Meeting of Stockholders of FTD.COM INC. to be held on Tuesday, November 13, 2001 at 11:00 a.m., local time, at our corporate headquarters, 3113 Woodcreek Drive, Downers Grove, Illinois 60515.

    The following pages include a formal notice of the meeting and the proxy statement. The proxy statement describes various matters on the agenda for the meeting. After we conclude the formal part of the meeting, various officers will discuss our financial performance during the last fiscal year and other items of general interest. We will be pleased to address questions that you might wish to raise at the meeting.

    You are encouraged to attend in person. If that is not possible, please sign, date and return the enclosed proxy card as soon as possible. Otherwise, your vote cannot be counted.

Sincerely,

Michael J. Soenen President and Chief Executive Officer

FTD.COM INC.
3113 Woodcreek Drive
Downers Grove, Illinois 60515

Notice of Annual Meeting of Stockholders
To Be Held on November 13, 2001

To the Stockholders of FTD.COM INC.:

    Notice is hereby given that the 2001 Annual Meeting of Stockholders of FTD.COM INC. will be held on Tuesday, November 13, 2001 at 11:00 a.m, local time, at the Company's corporate headquarters, 3113 Woodcreek Drive, Downers Grove, Illinois 60515, for the following purposes:

      1.  To elect seven directors to serve until the 2002 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

      2.  To ratify the appointment of KPMG LLP as independent auditors for the Company's fiscal year ending June 30, 2002; and

      3.  To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

    Only stockholders of record at the close of business on September 24, 2001 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. If you do not expect to attend the meeting in person, please sign, date and return the accompanying proxy card in the enclosed postage prepaid envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you can do so at any time before the voting.

By Order of the Board of Directors,

Carrie A. Wolfe Secretary

Downers Grove, Illinois
October 5, 2001

FTD.COM INC.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 13, 2001

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of FTD.COM INC., a Delaware corporation (the "Company" or "FTD.COM"), from the holders of the Company's Class A common stock, par value $.01 per share (the "Class A Common Stock"), and Class B common stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), in connection with the Annual Meeting of Stockholders for the fiscal year ended June 30, 2001 (the "Annual Meeting" or the "Meeting") and any postponement or adjournment thereof. The notice of the Annual Meeting and this proxy statement, the accompanying proxy card and the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 are first being mailed to stockholders on or about October 5, 2001 for the purposes set forth in the notice of the Annual Meeting. The Company's Annual Report on Form 10-K contains the information required by Rule 14a-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

GENERAL

    Only holders of record of shares of Common Stock at the close of business on September 24, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. At the close of business on the Record Date, there were 8,206,743 shares of Class A Common Stock outstanding, each of which is entitled to one vote on each matter to be acted upon at the Annual Meeting, and 40,395,000 shares of Class B Common Stock outstanding, each of which is entitled to ten votes on each matter to be acted upon at the Annual Meeting.

    The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

    Votes cast in person or by proxy at the Annual Meeting will be tabulated by a representative of the Company's transfer agent, who will determine whether or not a quorum is present. Votes may be cast for or against a matter or as abstentions. Because abstentions will be counted for purposes of determining the shares present or represented at the Annual Meeting and entitled to vote, abstentions will have the same effect as a vote against the proposal to which such abstention applies, except as discussed below. Broker/dealers who hold their customers' shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which typically include the election of directors. Broker/dealers may not vote such shares on various other matters, which typically include transactions related to mergers, without specific instructions from the customer who owns such shares. Proxies signed and submitted by broker/dealers that have not been voted on certain matters as described above in the previous sentence are referred to as broker non-votes. Broker non-votes on a particular matter are not deemed to be shares present and entitled to vote on that matter and, assuming presence of a quorum, will not affect whether any proposal is approved at the Annual Meeting.

    The director nominees receiving the highest vote totals of the Common Stock will be elected as directors of the Company to serve until the Annual Meeting of Stockholders following the fiscal year ending June 30, 2002 (the "2002 Annual Meeting") or until their successors are duly elected and qualified. Accordingly, assuming that a quorum is present, abstentions and broker non-votes will have no effect on the outcome of the election of directors.

    The ratification of the appointment of the Company's independent auditors will be approved by the affirmative vote of a majority of the shares of Common Stock voting on the proposal. Accordingly, abstentions will have the same effect as a vote against the ratification of the appointment of the Company's independent auditors. Broker non-votes will not count in the determination of such voting results.

    Florists' Transworld Delivery, Inc., the Company's parent ("FTDI"), is the beneficial owner of all of the outstanding Class B Common Stock and has the power to vote 403,950,000 of the 412,156,743 votes entitled to be cast at the Annual Meeting. Accordingly, FTDI will have the ability to elect each nominee for director, ratify the appointment of KPMG LLP as the Company's independent auditors and control all other votes to be taken at the Annual Meeting. FTDI has advised the Company that it intends to vote all of its votes (1) in favor of each of the nominees for election as director, (2) to ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending June 30, 2002 and (3) with regard to all other matters, as recommended by the Company's Board of Directors (the "Board of Directors" or the "Board").

    If the accompanying proxy card is properly signed and returned to the Company and the proxy granted thereby is not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote (1) for the election as director of each of the nominees proposed by the Board of Directors and (2) to ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2002. Because the Company did not receive notice of any matter intended to be raised by a stockholder at the Annual Meeting by August 7, 2001 (the deadline determined under the advance notice provision of the Company's Bylaws), the persons designated as proxy holders in the proxy card will vote the shares represented thereby, with regard to all other matters, as recommended by the Board of Directors or, if no such recommendation is given, in their own discretion. Proxy cards that are properly signed, dated and returned in a timely manner with no other marking will be voted in accordance with the recommendation of the Board of Directors. Each stockholder may revoke a previously granted proxy at any time before it is voted by filing with the Secretary of the Company a revoking instruction or a duly executed proxy bearing a later date. The powers of the proxy holders will also be suspended if the person executing the proxy attends the Annual Meeting and requests to vote in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

    The Company is making this solicitation and will bear the cost of soliciting proxies in the enclosed form. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the Record Date and will reimburse the cost of forwarding the proxy materials in accordance with customary practice.

PROPOSAL 1
ELECTION OF DIRECTORS

    The Board of Directors presently consists of seven directors. Each director holds office for a term ending on the date of the first annual meeting following the annual meeting at which the director was elected or until their successors have been duly elected and qualified.

    At the Annual Meeting, all stockholders will elect a board consisting of seven directors. Unless authority to do so is specifically withheld, the persons named in the accompanying proxy will vote for the election of each of the nominees named below. Under Delaware law and the Company's Bylaws, assuming that a quorum is present, the seven nominees who receive the most votes at the meeting will be elected as directors. Each nominee currently serves as a director of the Company.

Nominees for Election as Director

    The name, age and current principal position(s) and office(s), if any, with the Company of each nominee for election as director is as follows:

Name	Age	Current Principal Position(s) and Office(s) with the Company
Richard C. Perry	46	Chairman of the Board
Michael J. Soenen	31	President and Chief Executive Officer and Director
Habib Y. Gorgi	44	Director
Samuel I. Hill	48	Director
Robert L. Norton	54	Director
Richard M. Owen	36	Director
William J. Vernon	44	Director

    Richard C. Perry has served as the Chairman of the Board of Directors since May 1999. Mr. Perry also serves as a director of FTDI and IOS BRANDS Corporation, the Company's indirect parent ("IOS BRANDS"). Mr. Perry is the President and Managing Member of Perry Capital LLC, founded in 1998, and the President of Perry Corp., both of which are private money management firms. Mr. Perry founded Perry Corp. in 1988. Mr. Perry is also a director of Radio & Records, Inc. and a trustee of the Allen Stevenson School and the National Advisory Board of Facing History and Ourselves. Mr. Perry received a B.S. from the Wharton School of the University of Pennsylvania in 1977 and an M.B.A. from New York University's Stern School of Business in 1980. Mr. Perry has also served as an Adjunct Associate Professor at New York University's Stern School of Business.

    Michael J. Soenen has served as the President and Chief Executive Officer and a director of the Company since May 1999. He was the Vice President-Marketing of FTDI from August 1998 until he joined the Company in May 1999. From January 1997 until August 1998, Mr. Soenen was the Director of Sales Promotion for FTDI. Mr. Soenen was an associate at Perry Corp. from August 1996 to December 1996. From July 1993 until July 1996, Mr. Soenen worked for Salomon Brothers Inc, an investment banking firm that is now part of Salomon Smith Barney Inc. Mr. Soenen received a B.A. from Kalamazoo College in 1992.

    Habib Y. Gorgi has served as a director of the Company since May 1999. Mr. Gorgi also serves as a director of FTDI and IOS BRANDS. Mr. Gorgi has been a Managing Director of Navis Partners, LLC ("Navis") since its inception in June 2000. Navis is a private equity firm with an investment focus in business and healthcare services, manufacturing, media and telecommunications. Prior to joining, Mr. Gorgi was President of Fleet Equity Partners, the predecessor to Navis, for more than five years. Mr. Gorgi is also a director of several privately held companies. Mr. Gorgi received an A.B. from Brown University in 1978 and an M.B.A. from Columbia University in 1983.

    Samuel I. Hill has served as a director of the Company since December 1999. Mr. Hill has served as the President and Chief Executive Officer of Helios Consulting Group, a management consulting firm, since June 1998. He was Vice Chairman and Chief Strategic Officer at the advertising firm of D'Arcy Masius Benton & Bowles from February 1997 until June 1998. Except for a two-year period from 1987 until 1989 during which Mr. Hill was Director of International Strategy at Kraft General Foods, he was a partner and served in various positions, including Vice President and Chief Marketing Officer, with Booz-Allen & Hamilton, a consulting firm, from 1985 until January 1997.

    Robert L. Norton has served as a director of the Company since July 2001. Mr. Norton has served as the Chairman of the Board of Directors of IOS BRANDS since June 2000, as Chief Executive Officer since October 2000 and President and a director of IOS BRANDS since

January 1999. Mr. Norton also serves as Chairman of the Board, Chief Executive Officer and President of FTDI. He joined FTDI in October 1996 as General Manager, became President, Chief Executive Officer and a director in January 1997 and was elected Chairman of the Board of FTDI in June 2000. From March 1993 until May 1996, Mr. Norton was Vice Chairman and Chief Financial Officer of JoAnn Stores, Inc., ("JoAnn Stores"), a retail chain of fabric and craft stores. Mr. Norton received a B.S. from Cleveland State University in 1973.

    In February 2000, Mr. Norton consented to the entry of a Securities and Exchange Commission ("SEC") administrative cease and desist order resolving certain allegations involving the financial statements of his predecessor employer, JoAnn Stores. Mr. Norton, without admitting or denying the allegations, consented to the entry of an order finding that he violated or caused violations of certain federal securities laws by signing and approving JoAnn Stores' Form 10-K for the fiscal year ended February 1, 1992, Form S-3 Registration Statement relating to a March 1992 public debt offering and Forms 10-Q for the first three quarters of fiscal 1993.

    Richard M. Owen has served as a director of the Company since December 1999. Mr. Owen currently is Chief Executive Officer and Chairman of the Board of Directors of AvantGo, Inc. ("AvantGo"), a provider of mobile infrastructure software and services. Prior to joining AvantGo in January 2000, Mr. Owen spent eight years at Dell Computer Corporation ("Dell"), most recently as Vice President of Dell Online Worldwide. Previously, he served in a variety of roles at Dell that included international business development, Director of Supply Chain Integration and General Manager of Japan Home and Small Office Sales. Prior to joining Dell in 1992, Mr. Owen was an Information Technology consultant with KPMG Management Consultants in London. Mr. Owen received a Bachelor's Degree in Mathematics and Economics from Nottingham University in England and a Master of Science in Management from the MIT Sloan School of Management.

    William J. Vernon has served as a director of the Company since April 2001. Mr. Vernon also serves as a director of FTDI and IOS BRANDS. Mr. Vernon is a Managing Director and the Chief Financial Officer of Perry Capital LLC and Perry Corp., which he joined in January 1995. Prior to 1995, Mr. Vernon was a partner of Coopers & Lybrand, now part of PricewaterhouseCoopers, where he served financial services clients. Mr. Vernon previously served as the treasurer of a small broker- dealer firm specializing in merger and convertible securities arbitrage. He is also a director of Radio & Records, Inc. Mr. Vernon received an M.S. in accounting at the Stern School of Business at New York University in 1980, and a B.A. in mathematics and economics at Colgate University in 1979. Mr. Vernon is a Certified Public Accountant and a member of both the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

    The Board of Directors recommends that the stockholders vote "FOR" the election as a director of each of the nominees set forth above. Proxies solicited hereby will be voted for each director named above unless a vote against a nominee or an abstention is specifically indicated.

Board of Directors Committees and Meetings

    Committees.  The Company has standing Audit Review and Compensation Committees. In addition, the Company has an I.R.C. Section 162(m) Subcommittee of the Compensation Committee. The Company does not have a Nominating Committee.

    Audit Review Committee.  The Audit Review Committee of the Board of Directors currently consists of Habib Y. Gorgi, Samuel I. Hill and Richard M. Owen. The Audit Review Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's independent auditors and the accounting practices of the Company.

    Compensation Committee.  The Compensation Committee of the Board of Directors currently consists of Habib Y. Gorgi, Samuel I. Hill, Richard M. Owen and Richard C. Perry. The Compensation Committee determines the salaries and incentive compensation of the officers of the Company and provides recommendations for the salaries and incentive compensation of the other employees and consultants of the Company and authorizes grants under the Company's 1999 Equity Incentive Plan (the "Equity Incentive Plan" or the "Plan").

    I.R.C. Section 162(m) Subcommittee of the Compensation Committee.  The role of the I.R.C. Section 162(m) Subcommittee of the Compensation Committee is to approve incentive compensation awards to the Named Executive Officers (as defined under "Executive Compensation—Summary Compensation Table" below). The I.R.C. Section 162(m) Subcommittee of the Compensation Committee consists solely of outside directors. Currently, the members of the I.R.C. Section 162(m) Subcommittee of the Compensation Committee are Habib Y. Gorgi, Samuel I. Hill and Richard M. Owen.

    Meetings.  During the fiscal year ended June 30, 2001, the Board of Directors met three times and acted by unanimous written consent on two additional occasions. In addition, the Audit Review Committee met five times, the Compensation Committee met two times and acted by unanimous written consent on one additional occasion and the I.R.C. Section 162(m) Subcommittee of the Compensation Committee acted by unanimous written consent on one occasion. During fiscal 2001, all directors attended at least 75% of the meetings of the Board of Directors and the committees of which they were members.

Compensation of Directors

    The Company's directors who are not currently receiving compensation as officers or employees of the Company and who are not a designee of a stockholder of IOS BRANDS receive $1,000 for attending (in person or by telephone) each meeting of the Board of Directors. Directors are also reimbursed for all reasonable out-of-pocket expenses incurred in connection with their attendance at Board of Directors and committee meetings.

    Stock Options.  Under the Equity Incentive Plan, non-employee directors may be selected by the Board of Directors to receive options to purchase shares of Class A Common Stock ("Director Options"). All Director Options must have an exercise price equal to or greater than 100% of the fair market value of the Class A Common Stock on the date of grant and become exercisable to the extent of one-fourth of the number of shares covered thereby on the first anniversary of the date of grant and to the extent of an additional one-fourth of the shares on each of the next three successive anniversaries of the date of grant. Director Options become exercisable in full immediately in the event of a Change in Control (as defined in the Equity Incentive Plan).

    If a non-employee director terminates his or her service on the Board, other than by reason of disability or death, the non-employee director's then-outstanding Director Options may be exercised to the extent that they would be exercisable on the date that is six months after the date of the non-employee director's termination from the Board of Directors and will expire six months after the termination or on their stated expiration date, whichever occurs first. If the non-employee director's service on the Board of Directors terminates by reason of his or her death or disability, each of the non-employee director's then-outstanding Director Options may be exercised at any time within one year after his or her death or disability, as the case may be, but in no event after the expiration date of the term of such Director Options.

    If a non-employee director subsequently becomes an employee of FTD.COM or any subsidiary or parent company while remaining a member of the Board of Directors, any Director Options held by the former non-employee director at the time of his or her commencement of employment will remain outstanding.

    No Director Options were granted in fiscal 2001.

    Restricted Shares.  Under the Plan, non-employee directors also may be selected by the Board of Directors to receive restricted shares of Class A Common Stock. Restricted shares granted under the Plan must be subject to a "substantial risk of forfeiture," as defined under Section 83 of the Internal Revenue Code, for a period of not less than three years to be determined by the Board of Directors or the Compensation Committee at the date of grant. To enforce these forfeiture provisions, the transferability of restricted shares granted to non-employee directors under the Plan will be prohibited or restricted in a manner and to the extent prescribed by the Board of Directors or the Compensation Committee on the date of grant. The Board of Directors or the Compensation Committee may provide for a shorter period during which the forfeiture provisions apply in the case of a change in control or other events.

    Any grant of restricted shares to non-employee directors under the Plan may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to the shares. Each grant may specify in respect of these management objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of restricted shares on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified management objectives.

    Any grant or sale of restricted shares to non-employee directors under the Plan may require that any or all dividends or other distributions paid on the restricted shares during the period of a risk of forfeiture and restrictions on transfer be automatically deferred and reinvested in additional restricted shares, which may be subject to the same restrictions as the underlying award.

    No restricted shares of Class A Common Stock were granted to non-employee directors in fiscal 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors and more than ten percent stockholders of the outstanding Class A Common Stock or Class B Common Stock (which is convertible at any time at the option of the holder into shares of Class A Common Stock) (collectively, "Reporting Persons") to file an initial report of ownership (Form 3) and reports of changes of ownership (Forms 4 and 5) of Class A Common Stock with the SEC. These persons are required to furnish the Company with copies of all Section 16(a) reports that they file.

    To the Company's knowledge, based solely upon a review of Section 16(a) reports furnished to the Company for the fiscal year ended June 30, 2001 and written representations from Reporting Persons that no other reports were required, the Company believes that all Reporting Persons complied with all applicable Section 16(a) filing requirements during the fiscal year ended June 30, 2001, except that Ann M. Hofferberth filed her Form 3 late.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    FTDI beneficially owns all of the shares of Class B Common Stock outstanding as of the Record Date. Accordingly, FTDI holds approximately 83.1% of the economic interest in FTD.COM and approximately 98.0% of the combined voting power of FTD.COM.

    The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the Record Date by:

  •
  each person who the Company knows beneficially owns more than 5% of its Common Stock;

  •
  each of the Company's directors individually;

  •
  each of the Named Executive Officers individually; and

  •
  all of the Company's executive officers and directors as a group.

    Unless otherwise indicated, to the Company's knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent the applicable law gives spouses shared authority. Each person listed below disclaims beneficial ownership of his, her or its shares, except to the extent of any pecuniary interests therein. Shares of Common Stock that an individual or group has the right to acquire within 60 days of the Record Date pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such person or group, but are not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Class (%)
Principal Stockholders:
FTDI (1) 3113 Woodcreek Drive Downers Grove, Illinois 60515	40,395,000	(2)	100.0
Buena Vista Internet Group 500 S. Buena Vista St. Burbank, California 91521	923,076		11.2
Capital Guardian Trust Company (3) 11100 Santa Monica Blvd. Los Angeles, California 90025	742,150		9.0
DBV Investments, L.P. 780 3rd Avenue, 43rd Floor New York, New York 10017	461,538		5.6
White Pine Capital L.L.C. (3) 60 S. Sixth St., Suite 2530 Minneapolis, Minnesota 55391	437,500		5.3
Directors and Named Executive Officers:
Richard C. Perry (4)	265,000		3.2
Michael J. Soenen (5)	675,400		8.2
Habib Y. Gorgi	—		—
Samuel I. Hill (6)	10,000		*
Robert L. Norton (7)	366,000		4.5
Richard M. Owen (6)	10,000		*
William J. Vernon	—		—

Ann M. Hofferberth	1,000	*
Frederick K. Johnson (8)	373,200	4.5
William J. Van Cleave (9)	125,000	1.5
Carrie A. Wolfe (10)	50,000	*
All Directors and Executive Officers as a Group (11 persons) (11)	1,875,600	22.8

*
Less than 1%.

(1)
The shares of Common Stock owned by FTDI have been pledged as security under FTDI's credit agreement.

(2)
Represents shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis at any time at the option of the holder thereof.

(3)
Represents shares of Class A Common Stock beneficially owned as a result of serving as the investment manager of various institutional accounts.

(4)
All shares of Class B Common Stock outstanding as of September 24, 2001 are owned by FTDI. Perry Acquisition Partners, L.P. ("Perry Acquisition Partners") has sole voting and investment power with respect to 7,355,209 shares, or 59.4% of the voting power, of IOS BRANDS Class A common stock. Because FTDI is a wholly owned subsidiary of IOS BRANDS, Perry Acquisition Partners may be deemed to share voting power with respect to all 40,395,000 shares of Class B Common Stock beneficially owned by FTDI. As a result, Richard C. Perry, the managing member and the sole general partner of Perry Acquisition Partners may be deemed to exercise control over FTD.COM. Mr. Perry also beneficially owns 50,000 additional shares of IOS BRANDS Class B common stock. Both Perry Acquisition Partners and Mr. Perry disclaim beneficial ownership of those shares, except to the extent of their pecuniary interest therein. The address for each of Perry Acquisition Partners and Mr. Perry is 599 Lexington Avenue, New York, New York 10022.

(5)
Shares of Class A Common Stock beneficially owned include 433,333 restricted shares of Class A Common Stock, 216,667 of which will vest on May 17, 2002 and 216,666 of which will vest on May 17, 2003.

(6)
Represents options to purchase shares of Class A Common Stock that are exercisable within 60 days of the Record Date.

(7)
Shares of Class A Common Stock beneficially owned include 233,333 restricted shares of Class A Common Stock, 116,667 of which will vest on June 12, 2002 and 116,666 of which will vest on June 12, 2003.

(8)
Shares of Class A Common Stock beneficially owned include 233,333 restricted shares of Class A Common Stock, 116,667 of which will vest on May 17, 2002 and 116,666 of which will vest on May 17, 2003.

(9)
Shares of Class A Common Stock beneficially owned include 83,333 restricted shares of Class A Common Stock, 41,667 of which will vest on May 17, 2002 and 41,666 of which will vest on May 17, 2003.

(10)
Shares of Class A Common Stock beneficially owned include 33,332 restricted shares of Class A Common Stock, 16,666 of which will vest in two equal annual installments beginning on May 17, 2002 and 16,666 of which will vest in two equal annual installments beginning on June 9, 2002.

(11)
Includes options to purchase an aggregate of 20,000 shares of Class A Common Stock that are exercisable within 60 days of the Record Date.

EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table provides information relating to compensation for the fiscal years ended June 30, 1999, 2000 and 2001 for the Company's chief executive officer and the other most highly compensated executive officers of the Company whose total salary and bonus (as determined pursuant to SEC rules) exceeded $100,000 (determined by reference to fiscal 2001) (collectively, the "Named Executive Officers"). The amounts shown include compensation for services in all capacities provided to FTDI or the Company.

					Long-Term Compensation Awards
			Annual Compensation (1)
Name and Principal Position					Restricted Stock Awards ($)(2)		Securities Underlying Options (#)(3)		All Other Compensation ($)
	Year		Salary ($)	Bonus ($)
Michael J. Soenen President and Chief Executive Officer	2001 2000 1999	(6)	225,000 191,923 153,846	218,750 54,509 52,500	— 1,868,750 105,000	(7)	— 818,400 20,000	(8)	8,068 9,221 6,207	(4) (5) (9)
Ann M. Hofferberth Chief Merchandising Officer	2001	(10)	88,462	45,000	—		125,000	(11)	372	(12)
Frederick K. Johnson Chief Information Officer	2001 2000 1999	(14) (16)	219,615 217,692 199,231	99,000 26,250 60,000	— 1,006,250 —		— 306,900 10,000	(17)	78,637 59,033 42,846	(13) (15) (18)
William J. Van Cleave Vice President—Marketing	2001 2000	(20)	174,038 131,275	83,125 63,701	— 359,375		— 204,600		3,688 48,644	(19) (21)
Carrie A. Wolfe Chief Financial Officer	2001 2000	(23)	108,769 43,500	33,000 —	— 139,063		— 8,000		3,449 387	(22) (24)

(1)
Includes cash bonuses paid in the fiscal year following the referenced fiscal year with respect to services rendered during the referenced fiscal year.

(2)
Effective May 17, 2000, Messrs. Soenen, Johnson and Van Cleave and Ms. Wolfe received 650,000, 350,000, 125,000 and 25,000 restricted shares of Class A Common Stock, respectively, as incentive compensation. Effective June 9, 2000, Ms. Wolfe received an additional 25,000 restricted shares of Class A Common Stock as incentive compensation. Such restricted shares were valued at prices equal to the fair market value on the dates of grant, which was $2.875 in the case of the May 17, 2000 grants (based on the last reported sale price of the Class A Common Stock on the Nasdaq National Market on May 17, 2000) and $2.6875 in the case of the June 9, 2000 grant (based on the last reported sale price of the Class A Common Stock on the Nasdaq National Market on June 9, 2000). As of June 30, 2001, the value of the restricted shares held by Messrs. Soenen, Johnson and Van Cleave and Ms. Wolfe was $4,602,000, $2,478,000, $885,000 and $354,000, respectively (based on the last reported sale price of the Class A Common Stock on the Nasdaq National Market on June 29, 2001). The restricted shares will become nonforfeitable to the extent of one-third of the shares covered thereby on each of the first three anniversaries of the date of grant if the recipient remains employed with Company. On May 17, 2001, the restrictions lapsed with respect to 216,667, 116,667, 41,667 and 8,334 restricted shares held by Messrs. Soenen, Johnson and Van Cleave and Ms. Wolfe, respectively. On June 9, 2001, the restrictions lapsed with respect to an additional 8,334 restricted shares held by Ms. Wolfe. With respect to Messrs. Soenen and Van Cleave and Ms. Wolfe, all restricted shares will vest in full and any restrictions relating thereto will lapse upon the occurrence of a "change in control" (as defined in Mr. Soenen's employment agreement with the Company in the case of Mr. Soenen and as defined in the Plan in the case of Mr. Van Cleave and Ms. Wolfe). In addition, 75% of Mr. Johnson's forfeitable restricted shares will become nonforfeitable upon a "change in control" (as defined in the Plan) if the change in control occurs prior to May 17, 2002 and 100% of any forfeitable restricted shares will become nonforfeitable if the Change in Control occurs after May 17, 2002 and prior to May 17, 2003. Each recipient has all of the rights of a stockholder with respect to the restricted shares, including the right to receive any dividends that may be paid thereon; however, any additional shares of Class A Common Stock or other securities that the recipient may become entitled to receive pursuant to a stock dividend or any other change in the capital structure of the Company will be subject to the same risk of forfeiture and restrictions on transfer as the forfeitable restricted shares in respect of which they are issued or transferred and shall become restricted shares. In addition, cash dividends on the restricted shares will be retained by the Company until such time as any of such restricted shares become nonforfeitable in the manner provided above. To the extent that restricted shares are forfeited, all dividends retained with respect to such restricted shares will also be forfeited.

(3)
Effective October 4, 1999, (a) Messrs. Soenen, Johnson and Van Cleave received options to purchase 409,200, 306,900 and 204,600 shares of Class A Common Stock, respectively, at an exercise price of $8.00 per share and (b) Mr. Soenen received an option to purchase an additional 409,200 shares of Class A Common Stock at an exercise price of $16.00 per share. Effective March 9, 2000, Ms. Wolfe received an option to purchase 8,000 shares of Class A Common Stock at an exercise price of $7.75 per share. These options would have vested (x) to the extent of one-fourth of the shares covered thereby on each of the first four anniversaries of February 15, 1999 with respect to Mr. Soenen; October 4, 1999 with respect to Mr. Johnson; August 2, 1999 with respect to Mr. Van Cleave; and November 29, 2000 with respect to Ms. Wolfe; (y) upon a Change in Control (as defined in the Plan); or (z) upon the recipient's death or disability. These options were canceled effective as of May 17, 2000 in connection with the grant of restricted shares described in note (2) above.

(4)
Represents $2,019 in flexible dollars for use in connection with IOS BRANDS benefit plans and $6,049 in matching contributions to the IOS BRANDS' 401(k) Retirement Savings Plan.

(5)
Represents $1,888 in flexible dollars for use in connection with IOS BRANDS benefit plans and $7,333 in matching contributions to the IOS BRANDS' 401(k) Retirement Savings Plan.

(6)
The salary information for the fiscal year ended June 30, 1999 represents Mr. Soenen's salary compensation for the period from July 1, 1998 through May 18, 1999 as paid by FTDI and for the period from May 19, 1999 through June 30, 1999 as paid by the Company.

(7)
Represents restricted shares of IOS BRANDS Class A common stock. Such restricted shares were valued at a price equal to the fair market value as of the date of grant, which was $10.50 (based on the price most recently used by IOS BRANDS for purposes of equity awards under the IOS BRANDS 1994 Stock Award and Incentive Plan (the "IOS Plan") because no established public trading market exists for the underlying securities). As of June 30, 2001, the value of such restricted shares was $160,000 (based on the price most recently used by IOS BRANDS for purposes of equity awards under the IOS Plan). One-third of these restricted shares vested on September 30, 2001, one-third will vest on September 30, 2002 and the remaining one-third will vest on September 30, 2003. Mr. Soenen will be entitled to receive dividends on such restricted shares if and when declared by IOS BRANDS' Board of Directors.

(8)
Represents options to purchase shares of IOS BRANDS Class A common stock.

(9)
Represents $1,592 in flexible dollars for use in connection with IOS BRANDS benefit plans and $4,615 in matching contributions to the IOS BRANDS' 401(k) Retirement Savings Plan.

(10)
Ms. Hofferberth became an employee of the Company in January 2001; therefore, no information is presented for fiscal 2000 or 1999.

(11)
Effective January 8, 2001, Ms. Hofferberth received an option to purchase 125,000 shares of Class A Common Stock at an exercise price of $1.9375 per share. These options vest (a) to the extent of one-fourth of the shares covered thereby on each of the first four anniversaries of January 8, 2001, (b) upon a Change in Control (as defined in the Equity Incentive Plan) or (c) upon Ms. Hofferberth's death or disability.

(12)
Represents flexible dollars for use in connection with IOS BRANDS benefit plans.

(13)
Represents $73,214 in compensation for housing expenses, $2,123 in flexible dollars for use in connection with IOS BRANDS benefit plans and $3,300 in matching contributions to the IOS BRANDS' 401(k) Retirement Savings Plan.

(14)
The salary information for the fiscal year ended June 30, 2000 represents Mr. Johnson's salary compensation for the period from July 1, 1999 through September 28, 1999 as paid by FTDI and for the period from September 29, 1999 through June 30, 2000 as paid by the Company.

(15)
Represents $53,079 in compensation for housing expenses, $2,077 in flexible dollars for use in connection with IOS BRANDS benefit plans and $3,877 in matching contributions to the IOS BRANDS' 401(k) Retirement Savings Plan.

(16)
The salary information for the fiscal year ended June 30, 1999 represents Mr. Johnson's salary compensation as paid by FTDI.

(17)
Represents options to purchase shares of IOS BRANDS Class A common stock.

(18)
Represents $35,808 in compensation for moving expenses, $1,938 in flexible dollars for use in connection with IOS BRANDS benefit plans and $5,100 in matching contributions to the IOS BRANDS' 401(k) Retirement Savings Plan.

(19)
Represents $1,837 in flexible dollars for use in connection with IOS BRANDS benefit plans and $1,851 in matching contributions to the IOS BRANDS' 401(k) Retirement Savings Plan.

(20)
Mr. Van Cleave became an employee of the Company on August 2, 1999; therefore, no information is presented for the fiscal year ended June 30, 1999.

(21)
Represents $47,226 in compensation for moving expenses and $1,418 in flexible dollars for use in connection with IOS BRANDS benefit plans.

(22)
Represents $1,118 in flexible dollars for use in connection with IOS BRANDS benefit plans and $2,331 in matching contributions to the IOS BRANDS' 401(k) Retirement Savings Plan.

(23)
Ms. Wolfe became an employee of the Company in November 1999; therefore, no information is presented for fiscal 1999.

(24)
Represents flexible dollars for use in connection with IOS BRANDS benefit plans.

Stock Option/SAR Grants in Last Fiscal Year

    The table below provides information regarding stock options granted to the Named Executive Officers during the fiscal year ended June 30, 2001. No SARs were granted by the Company during fiscal 2001.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(1)
	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year (%)
			Exercise or Base Price (per share) ($)	Expiration Date
					5%	10%
Ann M. Hofferberth	125,000	67.6	1.9375	1/8/11	152,310	385,985

  (1)
  Based on a ten-year option term and annual compounding, the 5% and 10% calculations are set forth in compliance with SEC rules. The appreciation calculations are not necessarily indicative of future values of the stock options or of the Class A Common Stock.

Aggregated Option/SAR Exercises In Last Fiscal Year and Fiscal Year End Option/SAR Values

    None of the Named Executive Officers exercised stock options during the fiscal year ended June 30, 2001. None of the Named Executive Officers held or holds SARs.

Employment Agreements

    Pursuant to an employment agreement between the Company and Michael J. Soenen dated as of June 14, 2001, which replaces and supercedes his prior employment agreement dated as of May 17, 2000, Mr. Soenen has agreed to serve as an officer of the Company or in a substantially similar position with any entity that acquires the Company (other than FTDI or IOS BRANDS or any of their other direct or indirect subsidiaries) through May 17, 2003 at a minimum base salary of $250,000 per year or such greater amount as determined by the Board of Directors plus a performance bonus as set by the Board of Directors. The agreement also provides that Mr. Soenen is entitled to four weeks of paid vacation per year, reimbursement for all reasonable and necessary travel expenses and other disbursements incurred by Mr. Soenen for or on behalf of the Company and additional employment-related benefits that are made available from time to time to the Company's employees who are at comparable levels to Mr. Soenen. In addition, Mr. Soenen's employment agreement provides that if (1) the Company terminates Mr. Soenen's employment without cause or (2) Mr. Soenen resigns following his assignment to a position that represents a material diminution in his operating responsibilities, Mr. Soenen is entitled to receive certain termination benefits, which include (a) the continuation of his most recent base salary for one year from the effective date of any such termination and (b) any pro rata bonus to which Mr. Soenen may be entitled pursuant to the agreement. In addition, the employment agreement provides that, notwithstanding anything to the contrary in any other agreement to which Mr. Soenen is party, any outstanding stock options or restricted stock awards granted by IOS BRANDS, FTDI or the Company to Mr. Soenen will vest in full and become immediately exercisable upon a "change in control," which is defined in Mr. Soenen's employment agreement with the Company to include (i) the acquisition by any person of more than 50% of the voting stock of IOS BRANDS, FTDI or the Company; (ii) a change in a majority of the directors of IOS BRANDS, FTDI or the Company; (iii) the consummation of a reorganization, merger or consolidation or sale of all or substantially all of the assets of IOS BRANDS, FTDI or the Company; or (iv) the approval by the stockholders of IOS BRANDS, FTDI or the Company of a complete liquidation or dissolution of IOS BRANDS, FTDI or the Company. The agreement became effective upon Mr. Soenen's execution of the confidentiality and non-competition agreement described below.

    Pursuant to an employment agreement between the Company and Ann M. Hofferberth, Ms. Hofferberth has agreed to serve as an officer of the Company or in a substantially similar position with any entity that acquires the Company (other than FTDI or IOS BRANDS or any of their other direct or indirect subsidiaries) through January 8, 2003 at a minimum base salary of $200,000 per year or such greater amount as determined by the Board of Directors plus a performance bonus as set by the Board of Directors. The agreement also provides that Ms. Hofferberth is entitled to four weeks of paid vacation per year, reimbursement for all reasonable and necessary travel expenses and other disbursements incurred by Ms. Hofferberth for or on behalf of the Company and additional employment-related benefits that are made available from time to time to the Company's employees who are at comparable levels to Ms. Hofferberth. In addition, Ms. Hofferberth's employment agreement provides that if the Company terminates Ms. Hofferberth's employment without cause, Ms. Hofferberth is entitled to receive certain termination benefits, which include (1) the continuation of her most recent base salary for one year from the effective date of any such termination and (2) any pro rata bonus to which Ms. Hofferberth may be entitled pursuant to the agreement. The agreement became effective upon Ms. Hofferberth's execution of the confidentiality and non-competition agreement described below.

    Pursuant to an employment agreement between the Company and Frederick K. Johnson, Mr. Johnson has agreed to serve as an officer of the Company or in a substantially similar position with any entity that acquires the Company (other than FTDI or IOS BRANDS or any of their other direct or indirect subsidiaries) through May 17, 2003 at a minimum base salary of $210,000 per year or such greater amount as determined by the Board of Directors plus a performance bonus as set by the Board of Directors. The agreement also provides that Mr. Johnson is entitled to four weeks of paid vacation per year, reimbursement for all reasonable and necessary travel expenses and other disbursements incurred by Mr. Johnson for or on behalf of the Company and additional employment-related benefits that are made available from time to time to the Company's employees who are at comparable levels to Mr. Johnson. In addition, Mr. Johnson is entitled, upon the presentation of itemized vouchers, to reimbursement for travel expenses from his home in the Cleveland, Ohio area to the Company's principal executive offices and related lodging expenses in the area of the Company's principal executive offices (the "Remote Living Arrangement") and any taxes payable by Mr. Johnson as a result of the Remote Living Arrangement. The Company may terminate the Remote Living Arrangement upon 90 days' prior written notice to Mr. Johnson. If the Company requests that Mr. Johnson relocate to the area in which the Company's executive offices are located, Mr. Johnson is entitled to reimbursement for reasonable relocation expenses. In addition, Mr. Johnson's employment agreement provides that if (1) the Company terminates Mr. Johnson's employment without cause or (2) Mr. Johnson resigns following his assignment to a position that represents a material diminution in his operating responsibilities or a termination of the Remote Living Arrangement by the Company, unless such termination is due to Mr. Johnson's agreed relocation, Mr. Johnson is entitled to receive certain termination benefits, which include (a) the continuation of his most recent base salary for one year from the effective date of any such termination and (b) any pro rata bonus to which Mr. Johnson may be entitled pursuant to the agreement. The agreement became effective upon Mr. Johnson's execution of the confidentiality and non-competition agreement described below.

    Pursuant to an employment agreement between the Company and William J. Van Cleave, Mr. Van Cleave has agreed to serve as an officer of the Company or in a substantially similar position with any entity that acquires the Company (other than FTDI or IOS BRANDS or any of their other direct or indirect subsidiaries) through May 17, 2002 at a minimum base salary of $150,000 per year or such greater amount as determined by the Board of Directors plus a performance bonus as set by the Board of Directors. The agreement also provides that Mr. Van Cleave is entitled to four weeks of paid vacation per year, reimbursement for all reasonable and necessary travel expenses and other disbursements incurred by Mr. Van Cleave for or on behalf of the Company and additional employment-related benefits that are made available from time to time to the Company's employees who are at comparable levels to Mr. Van Cleave. In addition, Mr. Van Cleave's employment agreement provides that if the Company terminates Mr. Van Cleave's employment without cause, Mr. Van Cleave is entitled to receive certain termination benefits, which include (1) the continuation of his most recent base salary for one year from the effective date of any such termination and (2) any pro rata bonus to which Mr. Van Cleave may be entitled pursuant to the agreement. The agreement became effective upon Mr. Van Cleave's execution of the confidentiality and non-competition agreement described below.

    Pursuant to an employment agreement between the Company and Carrie A. Wolfe, Ms. Wolfe has agreed to serve as an officer of the Company or in a substantially similar position with any entity that acquires the Company (other than FTDI or IOS BRANDS or any of their other direct or indirect subsidiaries) through June 14, 2003 at a minimum base salary of $140,000 per year or such greater amount as determined by the Board of Directors plus a performance bonus as set by the Board of Directors. The agreement also provides that Ms. Wolfe is entitled to four weeks of paid vacation per year, reimbursement for all reasonable and necessary travel expenses and other disbursements incurred by Ms. Wolfe for or on behalf of the Company and additional employment-related benefits that are made available from time to time to the Company's employees who are at comparable levels to Ms. Wolfe. In addition, Ms. Wolfe's employment agreement provides that if the Company terminates Ms. Wolfe's employment without cause, Ms. Wolfe is entitled to receive certain termination benefits, which include (1) the continuation of her most recent base salary for one year from the effective date of any such termination and (2) any pro rata bonus to which Ms. Wolfe may be entitled pursuant to the agreement. The agreement became effective upon Ms. Wolfe's execution of the confidentiality and non-competition agreement described below.

    Under the terms of a confidentiality and non-competition agreement between the Company and each of Messrs. Soenen, Johnson and Van Cleave and Ms. Hofferberth and Ms. Wolfe (collectively, the "Officers"), each of the Officers has agreed not to engage in any business activity if such activity constitutes the sale or provision of floral products or services that are similar to, or competitive with, floral products or services then being sold or provided by the Company or any of its subsidiaries or affiliated companies, while such Officer is employed by the Company and for a period of one year thereafter. In addition, under the agreement, each Officer has agreed to certain provisions regarding the non-disclosure of confidential information and non-solicitation of employees of the Company.

Employee Loans

    The Company has loaned $601,283 to Mr. Soenen pursuant to a four-year, interest-bearing note dated May 17, 2001 (the "2001 Soenen Note"), with accrued interest and principal due and payable at maturity. The 2001 Soenen Note bears interest at 6.5% per annum beginning May 17, 2002. All indebtedness evidenced by the 2001 Soenen Note is secured by 216,667 shares of Class A Common Stock owned by Mr. Soenen. The proceeds of the loan were used by Mr. Soenen to pay the withholding taxes on the vested portion of his restricted stock. At June 30, 2001 $606,169 in principal and interest were outstanding under the 2001 Soenen Note.

    The Company has loaned $323,768 to Mr. Johnson pursuant to a four-year, interest-bearing note dated May 17, 2001 (the "2001 Johnson Note"), with accrued interest and principal due and payable at maturity. The 2001 Johnson Note bears interest at 6.5% per annum beginning May 17, 2002. All indebtedness evidenced by the 2001 Johnson Note is secured by 116,667 shares of Class A Common Stock owned by Mr. Johnson. The proceeds of the loan were used by Mr. Johnson to pay the withholding taxes on the vested portion of his restricted stock. At June 30, 2001 $326,399 in principal and interest were outstanding under the 2001 Johnson Note.

    The Company has loaned $116,075 to Mr. Van Cleave pursuant to a four-year, interest-bearing note dated May 17, 2001 (the "2001 Van Cleave Note"), with accrued interest and principal due and payable at maturity. The 2001 Van Cleave Note bears interest at 6.5% per annum beginning May 17, 2002. All indebtedness evidenced by the 2001 Van Cleave Note is secured by 41,667 shares of Class A Common Stock owned by Mr. Van Cleave. The proceeds of the loan were used by Mr. Van Cleave to pay the withholding taxes on the vested portion of his restricted stock. At June 30, 2001 $117,019 in principal and interest were outstanding under the 2001 Van Cleave Note.

    The Company has loaned $25,222 to Ms. Wolfe pursuant to a four-year, interest-bearing note dated May 17, 2001 (the "May 2001 Wolfe Note"), with accrued interest and principal due and payable at maturity. The May 2001 Wolfe Note bears interest at 6.5% per annum beginning May 17, 2002. All indebtedness evidenced by the May 2001 Wolfe Note is secured by 8,334 shares of Class A Common Stock owned by Ms. Wolfe. The proceeds of the loan were used by Ms. Wolfe to pay the withholding taxes on the vested portion of her restricted stock. At June 30, 2001 $25,426 in principal and interest were outstanding under the May 2001 Wolfe Note.

    The Company has also loaned $23,000 to Ms. Wolfe pursuant to a four-year, interest-bearing note dated June 11, 2001 (the "June 2001 Wolfe Note"), with accrued interest and principal due and payable at maturity. The June 2001 Wolfe Note bears interest at 6.5% per annum beginning June 11, 2002. All indebtedness evidenced by the June 2001 Wolfe Note is secured by 8,334 shares of Class A Common Stock owned by Ms. Wolfe. The proceeds of the loan were used by Ms. Wolfe to pay the withholding taxes on the vested portion of her restricted stock. At June 30, 2001 $23,083 in principal and interest were outstanding under the June 2001 Wolfe Note.

Compensation Committee Interlocks and Insider Participation

    The Compensation Committee consists of Habib Y. Gorgi, Samuel I. Hill, Richard M. Owen and Richard C. Perry. No executive officer of the Company serves, or served during the last fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee. The Company is a party to various intercompany agreements with FTDI, and certain parties have rights to designate members of the Board of Directors. See the information set forth herein under the caption "Transactions with Management and Others."

Compensation Committee Report on Executive Compensation

    The Compensation Committee consists of Habib Y. Gorgi, Samuel I. Hill, Richard M. Owen and Richard C. Perry. The Company's executive compensation is intended to attract high-caliber executives at the Company and to reward, retain and motivate management based on corporate and individual annual and long-term business performance. The primary components of compensation are base salary, performance bonus compensation and stock-based compensation.

    At the beginning of the Company's fiscal year, the Compensation Committee reviews the Company's near and long-term strategies and objectives with the Company's President. Based on this review, the Compensation Committee establishes the Company's total compensation structure for the year, including the elements and level of compensation opportunities and the variable portion of "at risk" pay for performance and equity participation. The Compensation Committee considers, among other matters, marketplace pay levels and practices, as well as the Company's need to continue to attract, retain and motivate employees.

    At the end of each fiscal year, the Compensation Committee, in consultation with the Company's President and Chief Executive Officer, assesses results achieved and strategic progress relative to previously approved goals, taking into consideration prevailing economic and business conditions and opportunities, performance by comparable organizations and stockholder value. No particular weight is assigned by the Compensation Committee to any particular factor. Based on this assessment, the Board reviews and considers a fiscal year-end compensation structure that is proposed by the President and Chief Executive Officer.

    Base Salary.  Base salaries are determined in the context of an individual's responsibilities and competitive benchmarking. Base salaries are reviewed annually as of the Company's fiscal year-end date and adjusted on the basis of individual performance and competitive considerations. In making base salary adjustments, the Compensation Committee considers an individual's performance, especially the effective discharge of assigned responsibilities and the leadership and motivation provided to subordinates.

    In making salary decisions for fiscal 2001, the Compensation Committee considered the effects of inflation and certain subjective criteria, including competitive market conditions for executive compensation and the Compensation Committee's evaluation of each executive officer's performance of his duties since the officer's last evaluation.

    Performance Bonus Compensation.  For fiscal 2001, an aggregate of $478,875 in performance bonuses were paid to executive officers.

    Stock-Based Compensation.  The Compensation Committee seeks to ensure that the executive officers of the Company focus attention on long-term objectives, including maximization of value for stockholders. The Compensation Committee believes that stock options and restricted stock awards are an appropriate compensation tool to motivate and reward executive officers for long-term performance. Restricted Shares are generally awarded or stock options granted to each executive officer as incentive compensation.

    Chief Executive Officer Compensation.  The Company is obligated to pay Mr. Soenen a minimum base salary of $250,000 pursuant to his employment agreement. Effective June 14, 2001, in accordance with Mr. Soenen's employment agreement, which is described in detail under the caption "Employment Agreements" above, the Compensation Committee increased Mr. Soenen's base salary by $25,000, or 11%, to $250,000. When determining Mr. Soenen's salary increase, the Compensation Committee considered the Company's performance since its inception in May 1999 compared to budgeted performance, competitive market conditions for executive compensation and the Compensation Committee's subjective evaluation of Mr. Soenen's performance of his duties as President and Chief Executive Officer.

    Mr. Soenen received a bonus payout of $218,750 for fiscal 2001. Mr. Soenen also received restricted shares of the Class A Common Stock in May 2000 as an incentive for long-term performance. Mr. Soenen was not granted stock options or awarded restricted shares of the Class A Common Stock in fiscal 2001.

    Limitations on Deductibility.  In 1993, changes were made to the federal corporate income tax law that limit the ability of public companies to deduct compensation in excess of $1 million paid annually to each of the chief executive officer and the other four most highly compensated executive officers. There are exemptions from this limit, including compensation that is based on the attainment of performance goals that are established by the Compensation Committee and approved by the Company's stockholders. It is the Compensation Committee's policy to seek to qualify executive compensation for deductibility where practicable and to the extent that such policy is consistent with the Company's overall objectives in attracting, motivating and retaining its executives. The Company believes that, based upon current compensation levels, compensation paid during the fiscal year ended June 30, 2001 should be fully deductible.

Submitted by:
Habib Y. Gorgi, Compensation Committee Chairman Samuel I. Hill, Compensation Committee Member Richard M. Owen, Compensation Committee Member Richard C. Perry, Compensation Committee Member

Performance Graph

    The following graph compares the percentage change in the cumulative return on the Class A Common Stock with that of the Nasdaq Stock Market (U.S.) Index, 1-800-FLOWERS.COM, Inc. and a peer group of companies used by the Company in its previous fiscal year at September 29, 1999 (the first day the Class A Common Stock was quoted on the Nasdaq National Market) and the last day of each calendar quarter subsequent to September 29, 1999.

    In the Company's proxy statement for fiscal year 2000, management used a peer group of ten companies, consisting of Garden.com, Inc., 1-800-FLOWERS.COM, Inc., eToys Inc., BUY.COM INC., Pets.com, Inc., Fogdog.com, Inc., VitaminShoppe.com, Inc., PlanetRx.com, Inc., Ashford.com, Inc. and barnesandnoble.com inc. (collectively, the "Former Peer Group"). At June 30, 2001 the members of the Former Peer Group that continued to be publicly traded consisted of 1-800-FLOWERS.COM, Inc., Ashford.com, Inc., barnesandnoble.com inc., BUY.COM INC., IPET Holdings, Inc. and PlanetRx.com, Inc. and are displayed in the graph below as the peer group (the "Peer Group"). The Company believes the companies comprising the Peer Group are no longer sufficiently similar to the Company to provide a meaningful comparison and has therefore selected to compare the percentage change in the cumulative return on the Class A Common Stock with that of 1-800-FLOWERS.COM, Inc. With regard to any company in the Peer Group that became a public company after September 29, 1999, such company's cumulative total return is factored into the following graph as of the date such company's common stock began trading in the public market. The graph assumes a $100 investment.

	CUMULATIVE TOTAL RETURNS
	9/29/99	9/30/99	12/31/99	3/31/00	6/30/00	9/30/00	12/31/00	3/31/01	6/30/01
FTD.COM INC.	100.00	100.78	65.63	37.50	29.69	25.00	17.19	39.06	88.50
1-800-FLOWERS.COM, Inc.	100.00	96.65	71.55	47.70	34.31	33.37	27.62	53.56	99.35
Peer Group	100.00	101.31	87.66	49.60	24.91	16.54	4.98	6.13	9.64
Nasdaq Stock Market (U.S.)	100.00	100.59	148.67	166.88	145.11	133.53	89.41	66.74	78.66

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Income Taxes

    IOS BRANDS is a common parent of an affiliated group of companies within the meaning of Section 1504(a) of the Internal Revenue Code, which includes the Company. The Internal Revenue Code requires that IOS BRANDS own at least an 80% voting and economic ownership interest in the Company to continue to include the Company in its U.S. consolidated income tax returns.

    In accordance with the terms of the amended Tax Sharing Agreement among FTDI, IOS BRANDS and the Company, as long as the Company is a member of IOS BRANDS' affiliated group:

  •
  the Company will pay its proportionate share of IOS BRANDS' tax liability computed as if it were filing a separate return; and

  •
  IOS BRANDS will refund any tax loss benefit attributable to the Company if the Company would have realized the benefit had it filed its own federal income tax return.

Intercompany Agreements

    The Company has entered into several agreements with FTDI. These agreements were not negotiated on an arm's-length basis; however, the Company believes the terms of these agreements are no less favorable to the Company than those that could have been obtained from an unaffiliated third party. The material terms of these agreements are summarized below.

    Trademark License Agreement.  The Company has the non-exclusive right to use FTDI's trademarks in connection with the sale of flowers and specialty gift products through its Web site and toll-free telephone number. The Company is a party to a license agreement with FTDI that includes provisions for royalty payments from the Company to FTDI equal to one percent of FTD.COM's order revenues and service fees. The agreement has a 99-year term, however, FTDI may terminate the agreement if, among other things, any person, other than an affiliate of IOS BRANDS, acquires 20% or more of the voting control of FTD.COM, or upon various defaults by the Company. The Company's rights to use FTDI's trademarks will generally cease after termination of the Trademark License Agreement.

    Except with respect to the performance of the types of services contemplated by the Florists Online Hosting Agreement, FTDI agrees, on behalf of itself and its affiliates other than the Company, not to enter into a business that directly markets flowers and specialty gifts to consumers. In addition, if FTDI makes an acquisition that includes this type of prohibited business, it must offer to sell that business, or component thereof, to the Company. Within 90 days of the Company's receipt of FTDI's offer, the Company may deliver to FTDI an offer to acquire or license the prohibited business on the terms and conditions the Company decides. If the Company does not deliver to FTDI an offer to acquire the prohibited business, FTDI must cease operating or dispose of the prohibited business. If the Company does deliver to FTDI an offer to acquire the prohibited business, then FTDI, within 90 days of receipt of the Company's offer, must accept the Company's offer or provide the Company with the terms of the best bona fide third party offer it has received to acquire or license the prohibited business. Within 30 days following receipt of the terms of the third party offer, the Company must either offer to acquire the prohibited business on the terms described in the third party offer or permit FTDI to proceed with the sale of the prohibited business to the third party offeror. These obligations will terminate:

  •
  six months after the trademark license terminates if FTDI terminates the license after the acquisition by a third party of 35% or more of the voting control of the Company with neither IOS BRANDS nor an affiliate of IOS BRANDS owning a greater percentage;

  •
  one year after the trademark license terminates if FTDI terminates the license as a result of an acquisition by a third party other than IOS BRANDS or an affiliate of IOS BRANDS of 20% or more of the voting control of the Company;

  •
  two years after the trademark license terminates if the Company terminates due to material breach by FTDI or its bankruptcy, dissolution or insolvency; or

  •
  when the trademark license terminates for any other reason.

    The Company has agreed not to enter into any business currently being conducted by FTDI. FTDI currently is in the business of providing subscribing florists with the ability to send and receive floral orders and transaction clearing services. FTDI also has an extensive product development department, the FTD Marketplace, that develops branded floral and gift products that florists can purchase at wholesale from FTDI for resale to consumers. In addition, if the Company makes an acquisition that includes a business that FTDI is engaged in, the Company must offer to sell that business, or component thereof, to FTDI. Within 90 days of FTDI's receipt of the Company's offer, FTDI may deliver to the Company an offer to acquire or license the prohibited business on the terms and conditions it decides. If FTDI does not deliver to the Company an offer to acquire the prohibited business, the Company must cease operating or dispose of the prohibited business. If FTDI does deliver to the Company an offer to acquire the prohibited business, then the Company, within 90 days of receipt of FTDI's offer, must accept FTDI's offer or provide FTDI with the terms of the best bona fide third party offer the Company has received to acquire or license the prohibited business. Within 30 days following receipt of the terms of the third party offer, FTDI must either offer to acquire the prohibited business on the terms described in the third party offer, or permit the Company to proceed with the sale of the prohibited business to the third party offeror. These obligations will terminate two years after termination of the trademark license if FTDI terminates the trademark license due to the Company's material breach or the Company's bankruptcy, dissolution or insolvency, and otherwise will terminate upon the termination of the trademark license.

    Intercompany Services Agreement.  FTDI provides corporate and space-sharing services to the Company.

    The corporate services provided to the Company by FTDI include technical and administrative services and Internet/telecom usage. Technical and administrative services include employee and other departmental costs for technical, human resources, accounting, administrative and legal departments. FTDI provides these services to the Company at 105 percent of the cost allocable to the Company's use of those services. FTDI also provides the Company with access to the Mercury Network, the FTD Clearinghouse, FTDI's Retrans® service, which is its international sale processing system, and the FTD credit card processing program, for which the Company pays an amount comparable to the fee that FTDI charges FTD florists for these services. In addition, the Company utilizes a call center owned and operated by FTDI for order entry and customer service. The Company pays FTDI a fee for these services based on the number of calls handled.

    FTDI permits the Company to use a portion of its offices. The Company's cost for this space represents an estimate of the prevailing market rate for similar space, includes a charge for the Company's proportionate share of building expenses, such as insurance and maintenance costs, and includes an administration fee equal to five percent of the space sharing costs allocable to the Company.

    Intercompany Indemnification Agreement.  The Company agrees to indemnify FTDI and IOS BRANDS for liabilities in respect of the Company's businesses and FTDI and IOS BRANDS agree to indemnify the Company for liabilities in respect of their businesses and various tax and pension-related liabilities of FTDI and IOS BRANDS resulting from the Company's participation in IOS BRANDS' consolidated tax group.

    Florists Online Hosting Agreement.  The Company provides FTDI with hosting services for its FTD Florists Online program pursuant to a Florists Online Hosting Agreement with FTDI. The Company's services include hosting Web sites for participating FTD florists within the Company's Web site. During the term of this Agreement, FTDI is obligated to pay the Company a monthly service fee of $50.00 for each florist Web site hosted on the Company's Web site. This agreement expires on September 30, 2002, with mutual one-year renewal options.

    Commission Agreement.  The Company receives a $5.00 commission on, and generally 20% of the order value of, every floral order that the Company clears through the FTD Clearinghouse pursuant to a Commission Agreement with FTDI. If FTDI agrees to pay a similarly situated third party a more economically advantageous commission fee or percentage of order value, FTDI must adjust the Company's commission or percentage of order value paid to the Company to reflect the more favorable terms. If the percentage of order value paid by FTDI to similarly situated parties is less than 20%, then the percentage of order value paid by FTDI to the Company will decrease to the most favorable economic terms given to any such third party. This type of commission structure has been adopted by the market over the past several years, and the Company believes this arrangement is structured similarly to commission structures currently being offered to other flower direct marketers. The Commission Agreement expires on June 30, 2002, with mutual three-year renewal options.

    In relation to all of the above Intercompany Agreements, so long as:

  •
  IOS BRANDS beneficially owns 25% or more of the voting power of the Common Stock, and no other person owns a greater percentage; or

  •
  directors, officers or affiliates of IOS BRANDS or its subsidiaries constitute a majority of the Board of Directors,

any amendments to the Intercompany Agreements must be approved by a majority of the Board of Directors, which majority must include at least one-half of the Company's independent directors.

Rights to Designate Directors

    Under an IOS BRANDS stockholders' agreement among Perry Acquisition Partners, a group of investment funds affiliated with Bain Capital, Inc. and a group of investment funds affiliated with Fleet Growth Resources, Inc., for so long as Perry Acquisition Partners and the Bain Capital entities own the IOS BRANDS common stock that they acquired in connection with IOS BRANDS' December 1994 acquisition of the old Florists' Transworld Delivery Association, Perry Acquisition Partners has the right to designate six members of the Board of Directors and Bain Capital has the right to designate two members of the Board of Directors.

    Perry Acquisition Partners has elected to designate Richard C. Perry and William J. Vernon as directors of the Company. Perry Acquisition Partners has elected not to designate the additional four directors that it has the contractual right to designate under that stockholders' agreement; however, it may elect to designate any of those additional directors in the future. Bain Capital has elected to designate Habib Y. Gorgi to the Board of Directors but has not elected to designate the additional director that it has a contractual right to designate under that stockholders' agreement; however, it may elect to designate that additional director in the future.

    Under the IOS BRANDS' stockholders' agreement, the directors appointed by the Bain Capital entities have the contractual right to approve various actions submitted to IOS BRANDS' Board of Directors or its stockholders or any of its subsidiaries, including the Company, and their stockholders. This agreement provides that the following actions submitted to the Board of

Directors must be approved by the affirmative vote of the directors appointed by the Bain Capital entities:

  •
  amendments to the Company's certificate of incorporation or Bylaws;

  •
  increases or decreases in the number of the Company's directors;

  •
  issuances or sales of the Company's securities;

  •
  mergers, consolidations or other significant business combination transactions involving the Company;

  •
  repurchases, exchanges or redemptions of the Company's securities by the Company; and

  •
  other transactions outside the ordinary course of the Company's business.

FTDI Registration Rights Agreement

    The Company is a party to a Registration Rights Agreement with FTDI pursuant to which FTDI may demand that the Company file a registration statement under the Securities Act of 1933 (the "Securities Act") covering all or a portion of FTD.COM securities held by FTDI, its affiliates and their permitted transferees. However, the securities to be registered must have a reasonably anticipated aggregate public offering price of at least $3.0 million. FTDI can effect no more than one demand registration per year.

    If and when the Company becomes eligible to utilize Form S-3 to register an offering of its securities, FTDI may request that the Company file a Registration Statement on Form S-3, covering all or a portion of the Company's securities held by FTDI, its affiliates and their permitted transferees, provided that the aggregate public offering price is at least $1.0 million. FTDI can request one registration on Form S-3 per year.

    These registration rights are subject to the Company's right to delay the filing of a registration statement if the Board of Directors determines that the filing of the registration statement would impede, delay or interfere with any financing, offer or sale of securities, acquisition, corporate reorganization or other similar transaction, for not more than 120 days and, if FTDI is requesting a registration on Form S-3, not more than once in any 12-month period.

    In addition, FTDI has some "piggyback" registration rights. Except pursuant to the registration rights noted above, if the Company proposes to register any Class A Common Stock for sale under the Securities Act, FTDI may require the Company to include all or a portion of the Company's securities that it owns in that registration. However, the managing underwriter, if any, of any such offering will have the right to limit the number of registrable securities proposed to be included in such registration. The Company will bear all registration expenses incurred in connection with these registrations. FTDI would pay all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of its securities. The registration rights of FTDI under the Registration Rights Agreement will terminate when FTDI may sell all of its shares in a three-month period under Rule 144 under the Securities Act.

PROPOSAL 2
RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS

    The Company has appointed KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2002. KMPG LLP served as the Company's independent auditors for the fiscal year ended June 30, 2001 and provided services to the Company with respect to that fiscal year that included, but were not limited to, consultations on various accounting matters. Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

    In the event stockholders do not ratify the appointment of KPMG LLP as the Company's independent auditors for fiscal 2002, such appointment will be reconsidered by the Audit Review Committee and the Board of Directors.

Audit Fees

    KPMG LLP has billed the Company, or will bill the Company, $179,399, in the aggregate, for professional services rendered by them for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2001 and the reviews of the interim financial statements included in the Company's Forms 10-Q filed during that fiscal year.

Financial Information Systems Design and Implementation Fees

    KPMG LLP did not render any services related to financial information systems design and implementation for the fiscal year ended June 30, 2001.

All Other Fees

    KPMG LLP has billed the Company $2,479, in the aggregate, for services rendered by them for all services other than those covered above under "Audit Fees." Such other services generally include fees for accounting consultations.

    The Board of Directors recommends that the stockholders vote "FOR" ratification of the appointment of KPMG LLP as the Company's independent auditors for fiscal 2002.

AUDIT REVIEW COMMITTEE REPORT

    The Board of Directors has adopted a written Audit Review Committee Charter, a copy of which is included as Appendix A to this proxy statement. Habib Y. Gorgi, Samuel I. Hill and Richard M. Owen are the members of the Audit Review Committee, all of whom are independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards.

    The Audit Review Committee has reviewed and discussed with the Company's management and KPMG LLP, the Company's independent auditors, the audited financial statements of the Company contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001. The Audit Review Committee has also discussed with the Company's independent auditors the matters required to be discussed pursuant to Statement on Auditing Standards ("SAS") No. 61 (Codification of Statements on Auditing Standards, Communications with Audit Committees).

    The Audit Review Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (titled, "Independence Discussions with Audit Committees"), and has discussed with KPMG LLP their independence. The Audit Review Committee has also considered whether provision of information technology services and other non-audit services to the Company by KPMG LLP is compatible with maintaining their independence.

    Based on the review and discussions referred to above, the Audit Review Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

Submitted by:
Habib Y. Gorgi, Audit Review Committee Chairman Samuel I. Hill, Audit Review Committee Member Richard M. Owen, Audit Review Committee Member

OTHER MATTERS

    As of the date of this proxy statement, the Board of Directors knows of no other matters to be brought before the Annual Meeting. Because the Company did not receive by August 7, 2001 notice of any matter intended to be raised by a stockholder, proxies in the enclosed form will be voted in respect of any other matters as may properly come before the Annual Meeting in accordance with the recommendation of the Board of Directors or, if no such recommendation is given, in the discretion of the person or persons voting the proxies.

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

    Deadline for Inclusion in Proxy.  Any stockholder proposal to be considered by the Company for inclusion in the proxy statement and form of proxy for the 2002 Annual Meeting, expected to be held in November 2002, must be received by the Secretary of the Company at the Company's corporate headquarters, 3113 Woodcreek Drive, Downers Grove, Illinois 60515, no later than June 7, 2002.

    Deadline for Consideration.  Stockholder proposals not intended to be included in the proxy statement and form of proxy for the 2002 Annual Meeting as well as proposed stockholder nominations for the election of directors at the 2002 Annual Meeting must each comply with advance notice procedures set forth in the Company's Bylaws in order to be brought properly before the 2002 Annual Meeting. In general, written notice of a stockholder proposal or a director nomination must be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the prior year's Annual Meeting. With regard to the 2002 Annual Meeting, expected to be held in November 2002, the written notice must be received by the Secretary of the Company at the address above between July 7, 2002 and August 6, 2002, inclusive. If the Company does not receive such notice between such dates, the notice will be considered untimely. The Company's proxy for the 2002 Annual Meeting will grant discretionary authority to the persons named therein to exercise their voting discretion with respect to any such matter of which the Company does not receive notice by August 6, 2002.

    In addition to timing requirements, the advance notice provisions of the Bylaws contain informational content requirements that also must be met. A copy of the Bylaws may be obtained by writing to the Secretary of the Company at the address above.

ANNUAL REPORT ON FORM 10-K

    A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 accompanies this proxy statement.

STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY.
A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

By Order of the Board of Directors,

Carrie A. Wolfe
Secretary October 5, 2001

APPENDIX A

FTD.COM INC. Audit Review Committee Charter

Function of the Committee

    The Committee will assist the Board in fulfilling the Board's oversight responsibilities relating to accounting for the Company's financial position and results of operations, as well as such other matters as may from time to time be specifically delegated to the Committee by the Board.

    While the Committee has the powers and responsibilities set forth in this Charter and the Company's Bylaws, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in compliance with generally accepted accounting principles, which is the responsibility of management and the outside auditor. Likewise, it is not the responsibility of the Committee to conduct investigations, to resolve disputes, if any, between management and the outside auditor or to assure compliance with laws or the Company's corporate compliance program or code of ethics.

Composition of the Committee

    Requirements.  The Committee will consist of at least three Board members. No member of the Committee may be an officer or employee of the Company or its subsidiaries, and each member of the Committee must be, in the opinion of the Board, free of any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities as a Committee member. In determining independence, the Board will observe the requirements of Rules 4200(a)(14) and 4310(c)(26) of the NASD Manual.

    Each member of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or must become able to do so within a reasonable period of time after appointment to the Committee.

    At least one member of the Committee must have had past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in that individual's financial sophistication. Such experience may include being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

    Appointment.  The Board will appoint the members of the Committee. The Board will, or will delegate to the members of the Committee the responsibility to, appoint a Chairman of the Committee. The Chairman of the Committee will, in consultation with the other members of the Committee, the Company's outside auditors and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing agenda therefor and supervising the conduct thereof. If an audit committee Chairman is not designated or present, the members of the Committee may designate a Chairman by majority vote of the Committee membership.

Outside Auditor

    The outside auditor for the Company is ultimately accountable to the Board and the Committee. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. Alternatively, the Committee and the Board may nominate the outside auditor to be proposed for shareholder approval in any proxy statement.

A–1

Responsibilities of the Committee

    The Committee will:

  1)
  Recommend Outside Auditors: Recommend to the Board annually, and at other appropriate times, the firm to be retained as the Company's outside auditors.

  2)
  Review Independence of Outside Auditors: In connection with recommending the firm to be retained as the Company's outside auditors, review the information provided by management and the outside auditors relating to the independence of such firm, including, among other things, information related to the non-audit services provided and expected to be provided by the outside auditors.

  The Committee is responsible for (1) ensuring that the outside auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1, (2) actively engaging in dialogue with the outside auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the outside auditor and (3) taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor.

  3)
  Review Audit Plan: Review with the outside auditors their plans for, and the scope of, their annual audit and other examinations.

  4)
  Conduct of Audit: Discuss with the outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

  5)
  Review Audit Results: Review with the outside auditors the report of their annual audit, or proposed report of their annual audit, the accompanying management letter, if any, the reports of their reviews of the Company's interim financial statements conducted in accordance with Statement on Auditing Standards No. 71, and the reports of the results of such other examinations outside of the course of the outside auditors' normal audit procedures that the outside auditors may from time to time undertake.

  6)
  Review Financial Statements: Review with appropriate officers of the Company and the outside auditors the annual and quarterly financial statements of the Company prior to public release thereof. With respect to the Company's annual financial statements, the Committee's review should include discussions with appropriate officers of the Company and the outside auditors of significant issues regarding accounting principles, practices and judgments.

  7)
  Review Internal Audit Plans: Review with the senior internal auditing executive and appropriate members of the staff of the internal auditing department the plans for and the scope of their ongoing audit activities.

  8)
  Review Internal Audit Reports: Review with the senior internal auditing executive and appropriate members of the staff of the internal auditing department the annual report of the audit activities, examinations and results thereof of the internal auditing department.

  9)
  Review Systems of Internal Accounting Controls: Review with the outside auditors, the senior internal auditing executive and, if and to the extent deemed appropriate by the Chairman of the Committee, members of their respective staffs the adequacy of the Company's internal accounting controls, the Company's financial, auditing and accounting organizations and personnel and the Company's policies and compliance procedures with respect to business practices.

A–2

  10)
  Review Recommendations of Outside Auditors: Review with the senior internal auditing executive and the appropriate members of the staff of the internal auditing department recommendations made by the outside auditors and the senior internal auditing executive, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the Committee.

  11)
  Securities Exchange Act: Obtain assurance from the outside auditor that Section 10A of the Securities Exchange Act has not been implicated.

  12)
  Review Other Matters: Review such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

  13)
  Board Reports: Report its activities to the Board in such manner and at such times as it deems appropriate.

Meetings of the Committee

    The Committee shall meet at least four times annually, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Committee may request any officer or employee of the Company or the Company's outside legal counsel or outside auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may meet with management, the outside auditors and others in separate private sessions to discuss any matter that the Committee, management, the outside auditors or such other persons believe should be discussed privately.

Consultants

    The Committee may retain, at such times and on such terms as the Committee determines in its sole discretion and at the Company's expense, special legal, accounting or other consultants to advise and assist it in complying with its responsibilities as set forth herein.

Annual Report

    The Committee will prepare, with the assistance of management, the outside auditors and outside legal counsel, a report for inclusion in the Company's proxy or information statement relating to the annual meeting of security holders at which directors are to be elected that complies with the requirements of the federal securities laws.

Annual Review of Charter

    The Committee will review and reassess, with the assistance of management, the outside auditors and outside legal counsel, the adequacy of the Committee's charter at least annually. The Committee will submit the Committee's charter to the Board of Directors for approval and have the Committee's charter published at least every three years in accordance with the Securities and Exchange Commission's regulations.

A–3

PROXY	FTD.COM INC. 3113 Woodcreek Drive Downers Grove, Illinois 60515	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and 2001 Proxy Statement and hereby appoints Michael J. Soenen and Carrie A. Wolfe, and each of them, attorneys and proxies, with full power of substitution and resubstitution, to vote all shares of the Class A Common Stock or Class B Common Stock, each par value $0.01 per share, of FTD.COM INC., a Delaware corporation (the "Company"), held of record by the undersigned at the close of business on September 24, 2001 at the Annual Meeting of Stockholders of the Company to be held on November 13, 2001 at 11:00 a.m., local time, at the Company's corporate headquarters, 3113 Woodcreek Drive, Downers Grove, Illinois 60515, and at any postponement or adjournment thereof, as indicated in this proxy.

    If this proxy is properly dated and executed, the shares represented hereby will be voted in the manner directed and, in the absence of direction as to the manner of voting, will be voted FOR the election as directors of the slate of nominees to be voted upon by the holder of Common Stock set forth above and FOR ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2002.

    PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY

(Continued and to be signed on the reverse side.)

FTD.COM INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

1.	Election of Directors: Nominees: 01-Richard C. Perry, 02-Michael J. Soenen, 03-Habib Y. Gorgi, 04-Samuel I. Hill,	For All / /	Withhold All / /	For All Except / /	2.	Ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2002.	For / /	Against / /	Abstain / /
	05-Robert L. Norton, 06-Richard M. Owen, 07-William J. Vernon				3.	As recommended by the Board of Directors, or in the absence of such recommendation in their own discretion, to vote upon such other business as may properly come before said meeting or any postponement or adjournment thereof.
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.
Dated:

Signature		Please Print Name

Signature if held jointly		Please Print Name

Please date this proxy and sign exactly as name(s) appears on the envelope herefor and return the signed proxy in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

/*\    FOLD AND DETACH HERE    /*\

YOUR VOTE IS IMPORTANT!

QuickLinks

FTD.COM INC. 3113 Woodcreek Drive Downers Grove, Illinois 60515 Notice of Annual Meeting of Stockholders To Be Held on November 13, 2001
FTD.COM INC. PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 13, 2001
GENERAL
PROPOSAL 1 ELECTION OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
TRANSACTIONS WITH MANAGEMENT AND OTHERS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
AUDIT REVIEW COMMITTEE REPORT
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING
ANNUAL REPORT ON FORM 10-K
STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.
APPENDIX A
FTD.COM INC. Audit Review Committee Charter